UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 7, 2020

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta GA  30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HDVY	NA

Item 8.01 Other Events.

On February 7, 2020 two shareholders of Health Discovery Corporation (the “Company” or “HDC”), William F. Quirk, Jr. (“Quirk”) and Cindy Bear (“Bear”), filed a motion for a temporary restraining order and preliminary injunction in DeKalb County Superior Court. Among the items in the motion, Quirk and Bear requested to have a special meeting of the shareholders and Quick and Bear allege misconduct by the Company and its directors.

Quirk and Bear filed this suit after attempting to call a special meeting of shareholders and making a demand for inspection of certain books and records. The demand for a special meeting was defective for a number of reasons, but as HDC announced in December, HDC will hold an annual meeting after the Company files its annual report on Form 10-K. The Company provided counsel for Quirk the records to which Quirk was legally entitled but declined to provide access to records for which Quirk failed to allege a proper purpose and would result in a violation of Regulation FD.

As previously disclosed, the Company has stated it has been working to bring its regulatory and financial filings current by filing its annual report on Form 10-K. The Company is working to complete this filing by March 31, 2020. In addition, the Company previously stated that it intends to schedule a shareholder meeting as soon as possible, but no later than June 30, 2020. The Company believes the most economical and beneficial method to accomplish these goals was to schedule the shareholder meeting after filing its annual report on Form 10-K, so that all shareholders are fully informed. In order to accomplish this, the Company needed to close its fiscal year on December 31, 2019.

The Company firmly denies any allegations of improper conduct in the complaint and will fully defend itself against all false allegations. HDC has engaged outside counsel to respond to the motion and to defend HDC, utilizing all available legal options. Unfortunately for all shareholders, this effort to combat these baseless accusations by Quirk and Bear will unnecessarily expend Company's resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: February 13, 2020	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer